     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 4, 2002
                                                      Registration No. 333-91524
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                   ----------


                            SKYWORKS SOLUTIONS, INC.
             (Exact Name of Registrant as Specified in Its Charter)


            DELAWARE                                           04-2302115
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                            Identification Number)


           20 SYLVAN ROAD, WOBURN, MASSACHUSETTS 01801 (781) 935-5150
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

                                   ----------

                   NON-QUALIFIED EMPLOYEE STOCK PURCHASE PLAN
                AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
              ALPHA INDUSTRIES, INC. 1996 LONG-TERM INCENTIVE PLAN
            ALPHA INDUSTRIES, INC. DIRECTORS' 2001 STOCK OPTION PLAN
                            (Full Title of the Plans)


                                 PAUL E. VINCENT
              VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER
                            SKYWORKS SOLUTIONS, INC.
                        20 SYLVAN ROAD, WOBURN, MA 01801
                                 (781) 935-5150
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)


                                   ----------

                         POST-EFFECTIVE AMENDMENT NO. 1


This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (SEC File No. 333-91524) (the "Registration Statement") is being filed to de-register 450,000 shares of common stock, $0.25 par value per share (the "Common Stock"), of Skyworks Solutions, Inc. (the "Registrant") that were registered pursuant to the Registrant's Amended and Restated Employee Stock Purchase Plan (the "Plan"). The Plan was terminated by the Registrant's Board of Directors on September 25, 2002.

Please note that the Registration Statement will remain in effect to cover the Common Stock originally registered thereunder pursuant to the Registrant's Non-Qualified Employee Stock Purchase Plan, the Registrant's 1996 Long-Term Incentive Plan and the Registrant's Directors' 2001 Stock Option Plan.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woburn, Commonwealth of Massachusetts, on October 2, 2002.


                                      SKYWORKS SOLUTIONS, INC.

                                      By: /s/ David J. Aldrich
                                          --------------------------------------
                                          DAVID J. ALDRICH
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER


                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David J. Aldrich and Paul E. Vincent, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Post-Effective Amendment No. 1 to the Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                                    TITLE                                  DATE
          ---------                                    -----                                  ----

      /s/ David J. Aldrich             President and Chief Executive Officer              October 2, 2002
--------------------------------                    and Director
        David J. Aldrich                   (Principal Executive Officer)


       /s/ Paul E. Vincent            Vice President, Chief Financial Officer             October 2, 2002
--------------------------------                   and Treasurer
         Paul E. Vincent            (Principal Financial and Accounting Officer)


       /s/ Dwight W. Decker              Chairman of the Board of Directors               October 1, 2002
--------------------------------
        Dwight W. Decker


       /s/ Donald R. Beall                            Director                         September 30, 2002
--------------------------------
         Donald R. Beall


      /s/ Moiz M. Beguwala                            Director                         September 28, 2002
--------------------------------
        Moiz M. Beguwala


      /s/ Timothy R. Furey                            Director                         September 30, 2002
--------------------------------
        Timothy R. Furey


    /s/ Balakrishnan S. Iyer                          Director                         September 30, 2002
--------------------------------
      Balakrishnan S. Iyer


     /s/ David J. McLachlan                           Director                         September 30, 2002
--------------------------------
       David J. McLachlan





Page 3